Exhibit 10.3

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PRICELINE.COM INCORPORATED 1999 OMNIBUS PLAN

PERFORMANCE SHARE UNIT AGREEMENT

THIS PERFORMANCE SHARE UNIT AGREEMENT (“Agreement”) is made as of the 5th day of March, 2008 by and between priceline.com Incorporated, a Delaware corporation, with its principal United States office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (“priceline.com”), and                                        (the “Participant”).

WITNESSETH:

Pursuant to terms of the priceline.com Incorporated 1999 Omnibus Plan (the “Plan”), the Board of Directors of the Company (the “Board”) has authorized this Agreement.  The Participant has been granted as of March 5, 2008 (the “Grant Date”) the number of performance share units (the “Performance Share Units”) set forth below.  Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Plan.  The Performance Share Units comprising this award may be recorded in an unfunded Performance Share Unit account in the Participant’s name maintained by the Company.  The Participant will have no rights as a stockholder of the Company by virtue of any Performance Share Unit awarded to the Participant until shares of Stock (as defined below), if any, are issued to the Participant as described in this Agreement.

1.                                       Definitions

(a)                                  “Adjusted EBITDA” shall mean Agoda’s operating income before interest, taxes, depreciation and amortization determined in accordance with U.S. GAAP, adjusted to exclude the following additional expenses incurred at the direction of priceline.com by Agoda as a result of the companies comprising Agoda being subsidiaries of priceline.com:

                                                                                                (i) costs related to initial network security and network connectivity to priceline.com’s global communication network (meaning establishing e-mail linkage and internet protocol telephony linkage, and not any ongoing expense related to the use or improvement of such systems);

                                                                                                (ii) external auditor and consultant costs related to (A) reviews of Agoda’s internal control over financial reporting, or (B) any other requirements of the Sarbanes-Oxley Act and regulations, the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and regulations of any applicable stock exchange;

                                                                                                (iii) incremental annual audit expenses (including for quarterly reviews) during the Performance Period incurred by Agoda in connection with priceline.com’s annual audit of its financial statements as required under the Exchange Act and rules thereunder, in excess of the amount of such expenses incurred by Agoda during its fiscal year 2006; and

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                                                                                                (iv) priceline.com’s corporate headquarters’ overhead allocations.

If, and to the extent, priceline.com or any of its affiliates provide capital to Agoda, the cost of such capital (in terms of interest expense) will be included in Adjusted EBITDA; provided, however, that such cost of capital will be determined by reference to the interest then payable by priceline.com under its existing revolving credit facility (or, if priceline.com does not have a revolving credit facility at that time, then by reference to the interest payable under a credit facility, on substantially similar terms, that priceline.com could reasonably seek in the debt markets at that time).  The grant of restricted stock units and performance shares units on November 13, 2007 by priceline.com in connection with the acquisition of Agoda will be excluded from Adjusted EBITDA.

The Committee shall have the authority to make equitable adjustments to Adjusted EBITDA in recognition of unusual or non-recurring events affecting the financial results of Agoda, or in response to changes in laws or regulations, or to account for items of gain, loss or expenses determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to the acquisition of a business or the disposition of a business or a segment of a business, or related to a change in accounting principles.

Any currency conversion needed with respect to the calculation of Adjusted EBITDA shall be calculated in a manner consistent with the Company’s generally applicable currency conversion practices.

(b)                                 “Adjusted EBITDA Vesting Factor” shall be determined in accordance with the following table:

If the Cumulative Adjusted EBITDA for the Performance Period is:	Then, the Adjusted EBITDA Vesting Factor or Adjusted EBITDA Vesting Factor Range is:
[***]	0x
[***]	0x to 1x
[***]	1x to 1.3482x
[***]	1.3482x to 1.7282x
[***]	1.7282x to 2.1717x
[***]	2.1717x to 2.6641x
[***]	2.6641x to 3.2054x
[***]	3.2054x

Notwithstanding any other provision of this Agreement to the contrary, the Committee, in its sole discretion, may adjust the terms of the table set forth above in connection with the acquisition of a business or the disposition of a business or a segment of a business.

(c)                                  “Adjusted Gross Bookings” shall mean the amount, during the Performance Period, in U.S. dollars, for the applicable year of (i) stayed bookings (calculated on a departure

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

basis and including all taxes and fees) on which Agoda, either alone or acting through priceline.com or an affiliate of priceline.com, has collected commissions and/or retained a mark-up; and (ii) all net revenue of Agoda (net revenue being revenue after being reduced for any actual or accrued cancellation, uncollectible, or other such provision) that is not part of a travel transaction that is processed by Agoda, such as advertising, travel insurance, or travel that is processed by another person (including the Company), multiplied by the inverse of Agoda’s average commission rate (whether actual commission rate or the equivalent if the transaction is a merchant transaction) for the year in which the revenue was received.

The Committee shall have the authority to make equitable adjustments to the Adjusted Gross Bookings in recognition of unusual or non-recurring events affecting the financial results of Agoda, or in response to changes in laws or regulations, or to account for items of gain, loss or expenses determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to the acquisition of a business or the disposition of a business or a segment of a business, or related to a change in accounting principles.

Any currency conversion needed with respect to the calculation of Adjusted Gross Bookings shall be calculated in a manner consistent with the Company’s generally applicable currency conversion practices.

(d)                                 “Adjusted Gross Bookings Vesting Factor” shall be determined in accordance with the following table:

If the Cumulative Adjusted Gross Bookings for the Performance Period is:	Then, the Adjusted Gross Bookings Vesting Factor or Adjusted Gross Bookings Vesting Factor Range is:
[***]	0x
[***]	0x to 1x
[***]	1x to 1.3482x
[***]	1.3482x to 1.7282x
[***]	1.7282x to 2.1717x
[***]	2.1717x to 2.6641x
[***]	2.6641x to 3.2054x
[***]	3.2054x

Notwithstanding any other provision of this Agreement to the contrary, the Committee, in its sole discretion, may adjust the terms of the table set forth above in connection with the acquisition of a business or the disposition of a business or a segment of a business.

(e)                                  “Agoda” shall mean collectively Agoda Company Ltd., a company incorporated in Mauritius, Agoda Company Pte. Ltd., a company incorporated in Singapore, and Agoda Services Co. Ltd., a company incorporated in Thailand.

(f)                                    “Applicable Vesting Factor” shall mean the vesting factor that is the lesser of (i) or (ii) below:

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(i)                                     either (A) the sole Adjusted EBITDA Vesting Factor corresponding to the applicable Cumulative Adjusted EBITDA on the table set forth in Section 1(b) above or (B) the sum of (1) the lowest Adjusted EBITDA Vesting Factor in the applicable Adjusted EBITDA Vesting Factor Range corresponding to the applicable Cumulative Adjusted EBITDA on the table set forth in Section 1(b) above, plus (2) the ProRata Vesting Factor Increase; or

(ii)                                  either (A) the sole Adjusted Gross Bookings Vesting Factor corresponding to the applicable Cumulative Adjusted Gross Bookings on the table set forth in Section 1(d) above or (B) the sum of (1) the lowest Adjusted Gross Bookings Vesting Factor in the applicable Adjusted Gross Bookings Vesting Factor Range corresponding to the applicable Cumulative Adjusted Gross Bookings on the table set forth in Section 1(d) above, plus (2) the ProRata Vesting Factor Increase.

For Section 1(f)(i), “ProRata Vesting Factor Increase” shall mean the quotient of (x) the excess of the actual Cumulative Adjusted EBITDA over the lowest Cumulative Adjusted EBITDA in the applicable Cumulative Adjusted EBITDA range in which the actual Cumulative Adjusted EBITDA falls (as set forth in the table in Section 1(b)), divided by (y) the result of a fraction, the numerator of which is the difference between the lowest and highest Cumulative Adjusted EBITDA in the range in which the actual Cumulative Adjusted EBITDA falls, and the denominator of which is the difference between the lowest and highest applicable Adjusted EBITDA Vesting Factor in the applicable Adjusted EBITDA Vesting Factor Range set forth in the table in Section 1(b) above.

For Section 1(f)(ii), “ProRata Vesting Factor Increase” shall mean the quotient of (x) the excess of the actual Cumulative Adjusted Gross Bookings over the lowest Cumulative Adjusted Gross Bookings in the applicable Cumulative Adjusted Gross Bookings range in which the actual Cumulative Adjusted Gross Bookings falls (as set forth in the table in Section 1(d)), divided by (y) the result of a fraction, the numerator of which is the difference between the lowest and highest Cumulative Adjusted Gross Bookings in the range in which the actual Cumulative Adjusted Gross Bookings falls, and the denominator of which is the difference between the lowest and highest applicable Adjusted Gross Bookings Vesting Factor in the applicable Adjusted Gross Bookings Vesting Factor Range set forth in the table in Section 1(d) above.

(g)                                 “Change in Control” shall have the meaning given such term under Section 3(i).

(h)                                 “Change in Control Period” shall mean the period commencing on the effective date of the Change in Control and ending on the date immediately prior to the date which is six (6) months after the effective date of the Change in Control.

(i)                                     “Company” shall mean priceline.com, any of its subsidiaries or affiliates.

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(j)                                     “Continuous Service” shall mean the Participant’s service with the Company or any Subsidiary or Affiliate whether as an employee, director or consultant, which is not interrupted or terminated.

(k)                                  “Cumulative Adjusted EBITDA” shall mean the Adjusted EBITDA during the Performance Period, calculated on a cumulative basis.

(l)                                     “Cumulative Adjusted Gross Bookings” shall mean the Adjusted Gross Bookings during the Performance Period, calculated on a cumulative basis.

(m)                               “Determination Date” shall mean March 1, 2011.

(n)                                 “Disability” shall mean (i) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company and applicable to him or her, (ii) if there is no such plan, such condition provided in any applicable governmental statute or regulation that constitutes a Disability, or (iii) if there is no such applicable statute or regulation, such other condition as may be determined by the Committee in its sole discretion to constitute a Disability.

(o)                                 “Performance Period” shall mean the period commencing on January 1, 2008 and ending on December 31, 2010.

(p)                                 “Plan Year” shall mean the calendar year.

(q)                                 “Stock” shall mean shares of common stock, par value $0.008, of the Company.

(r)                                    “Target Amount” shall have the meaning given such term under Section 2.

2.                                       The Grant

Subject to the terms and conditions set forth herein, the Participant is granted                      (                    ) Performance Share Units as of the Grant Date (the “Target Amount”).

3.                                       Vesting; Effect of Termination of Continuous Service; Change in Control

(a)                                  Vesting at End of Performance Period.  If the Participant remains in Continuous Service through and including the Determination Date, then the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the Target Amount by the Applicable Vesting Factor.  All shares of Stock to be issued to the Participant under this Section 3(a), if any, shall be issued to the Participant as soon as practicable after the Determination Date but in no event later than March 15, 2011.  If the Participant becomes entitled to any shares of Stock under this Section 3(a), he or she shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(b)                                 Termination for Cause.  If, prior to the Determination Date, the Participant’s Continuous Service is (i) terminated by the Company for Cause or (ii) voluntarily terminated by the Participant other than on account of death or Disability, then the Participant shall receive no shares of Stock under this Agreement.

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(c)                                  Pre-2009 Termination Without a Change in Control.  Subject to Section 3(e), if, on or prior to December 31, 2008, the Participant’s Continuous Service is terminated by the Company other than for Cause or by the Participant on account of death or Disability, then the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) shall receive a number of shares of Stock equal to the Target Amount, multiplied by a fraction, the numerator of which is the number of full months completed since January 1, 2008 as of the date of such termination, and the denominator of which is 36.

(d)                                 Post-2008 Termination Without a Change in Control.  Subject to Section 3(f), if, after December 31, 2008, but prior to the Determination Date and prior to a Change in Control, the Participant’s Continuous Service is terminated by the Company other than for Cause or by the Participant on account of death or Disability, then the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) shall be entitled to receive a number of shares of Stock equal to the product of (i) the Target Amount and (ii) the Applicable Vesting Factor multiplied by (iii) a fraction, the numerator of which is the lesser of 36 and the number of full months completed since January 1, 2008 as of the date of such termination, and the denominator of which is 36; provided that the Applicable Vesting Factor shall be determined in accordance with Appendix A1.  All shares of Stock to be issued to the Participant under this Section 3(d), if any, shall be issued to the Participant as soon as practicable after the Participant’s Continuous Service terminates but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service is terminated (or, if the Participant’s Continuous Service is terminated on or after January 1, 2011, March 15, 2011).  If the Participant becomes entitled to any shares of Stock under this Section 3(d), he or she shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(e)                                  Pre-2009 Change in Control Without Termination.  If there is a Change in Control on or prior to December 31, 2008, and the Participant remains in Continuous Service through the date which is six (6) months after the effective date of the Change in Control (“Six-Month Date”), then the Participant shall be vested in a number of shares of Stock equal to the Target Amount, multiplied by a fraction, the numerator of which is the number of full months completed since January 1, 2008 as of the Six-Month Date, and the denominator of which is 36.

(f)                                    Post-2008 Change in Control Without Termination.  If there is a Change in Control after December 31, 2008, but prior to the Determination Date, and the Participant remains in Continuous Service through the Six-Month Date, then the Participant shall be entitled to receive a number of shares of Stock equal to the product of (i) the Target Amount and (ii) the Applicable Vesting Factor multiplied by (iii) a fraction, the numerator of which is the lesser of 36 and the number of full months completed since January 1, 2008 as of the Six-Month Date, and the denominator of which is 36; provided that the Applicable Vesting Factor shall be determined in accordance with Appendix A2.  Thereafter, the Participant shall become vested as of the Determination Date in a number of shares of Stock equal to the product of the Target Amount, multiplied by the fraction resulting from one (1) minus the fraction set forth in Section 3(f)(iii) of this paragraph; provided that in the event that the Participant’s Continuous Service is terminated prior to the Determination Date by the Company other than for Cause or by the Participant on account of death or Disability, the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) shall be vested in a number of shares of Stock equal to the Target Amount, multiplied by a fraction, the numerator of which is the number of

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

full months that have been completed during the period commencing on the Six-Month Date and ending on the date of such termination, and the denominator of which is the number of full months during the period commencing on the Six-Month Date and ending on December 31, 2010.  All shares of Stock to be issued to the Participant under this Section 3(f), if any, shall be issued to the Participant as soon as practicable after such Six-Month Date occurs but in no event later than March 15 of the calendar year following the calendar year in which the Six-Month Date occurs.  If the Participant becomes entitled to any shares of Stock or cash under this Section 3(f), he or she shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(g)                                 Termination During a Pre-2009 Change in Control Period.  If there is a Change in Control on or prior to December 31, 2008, and the Participant’s Continuous Service is terminated by the Company other than for Cause or by the Participant on account of death or Disability during the Change in Control Period, then the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) shall receive a number of shares of Stock equal to the Target Amount, multiplied by a fraction, the numerator of which is the number of full months completed since January 1, 2008 as of the date of such termination, and the denominator of which is 36.

(h)                                 Termination During a Post-2008 Change in Control Period.  If there is a Change in Control after December 31, 2008, but prior to the Determination Date, and the Participant’s Continuous Service is terminated during the Change in Control Period by the Company other than for Cause or by the Participant on account of death or Disability, then the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) shall be entitled to receive a number of shares of Stock equal to the sum of (i) the product of (A) the Target Amount and (B) the Applicable Vesting Factor multiplied by (C) a fraction, the numerator of which is the lesser of 36 and the number of full months completed since January 1, 2008 as of the date of such Change in Control, and the denominator of which is 36; provided that the Applicable Vesting Factor shall be determined in accordance with Appendix A3, and (ii) the product of the Target Amount, multiplied by the fraction resulting from one (1) minus the fraction set forth in Section 3(h)(i)(C) of this paragraph.  All shares of Stock to be issued to the Participant under this Section 3(h) as a result of the Participant’s termination of Continuous Service after the effective date of the Change in Control, if any, shall be issued to the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) as soon as practicable after the Participant’s Continuous Service terminates but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service terminates.  If the Participant becomes entitled to any shares of Stock under this Section 3(h), he or she shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(i)                                     For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any one of the following events:

(i)                                     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control if

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

(ii)                                  individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)                               the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale:  (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(iv)                              the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person to a percentage equal to or greater than 35, a Change in Control of the Company shall then be deemed to occur.

(j)            For the purposes of Section 3(i) (and with respect to Section 3(j)(i), for purposes of Section 1(j)), the following terms shall have the following meanings:

(i)                                     “Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the U.S. Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”);

(ii)                                  “Beneficial Owner” shall have the meaning set forth in Rule 13d3 under the Exchange Act;

(iii)                               “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock or (5) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

(k)                                  For purposes of calculations made under this Section 3, results shall be rounded to the nearest 100th using the common rounding method (i.e., increase the last digit by 1 if the next digit is 5 or more).

4.                                       Nontransferability of Grant

Except as otherwise provided herein or in the Plan, no Performance Share Units shall be assigned, negotiated, pledged, or hypothecated in any way or be subject to execution, attachment or similar process.  No transfer of the Participant’s rights with respect to such Performance Share Units, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Immediately upon any attempt to transfer such rights, such Performance Share Units, and all of the rights related thereto, shall be forfeited by the Participant.

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

5.             Distribution and Voting Rights

Performance Share Units shall have no distribution, dividend or voting rights.

6.             Stock; Adjustment Upon Certain Events

(a)                                  Stock to be issued under this Agreement, if any, shall be made available, at the discretion of the Board, either from authorized but unissued Stock, from issued Stock reacquired by the Company or from Stock purchased by the Company on the open market specifically for this purpose.

(b)                                 The existence of this Agreement and the Performance Share Units granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any affiliate, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any affiliate or sale or transfer of all or part of the assets or business of the Company or any affiliate, or any other corporate act or proceeding.

(c)                                  If an acquiring entity does not agree to the continuation and future vesting of the Performance Share Units hereunder and other conditions that apply in the event of a Change in Control, then the number of Performance Share Units granted hereunder shall be fully vested upon a Change in Control.

(d)                                 In the event of any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate  transaction or event that affects the Stock such that an adjustment is required in order to prevent dilution or enlargement of the rights of holders of Performance Share Units under the Plan, then the Committee shall make such equitable changes or adjustments to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with the Performance Share Units granted under the Plan, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Performance Share Units, (iii) performance targets, and (iv) any individual limitations applicable to the Performance Share Units granted under the Plan.

7.             Determinations

The Committee (by proper delegation or otherwise) shall determine the extent to which an award has been earned, if at all, in accordance with Section 3 of this Agreement on or prior to the Determination Date.  Such determination and all other determinations, interpretations or other actions made or taken pursuant to the provisions of this Agreement by the Committee or the Board in good faith shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participant and the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.                                       Other Conditions

The transfer of any Stock under this Agreement, if any, shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Stock is traded.

9.                                       Withholding Taxes

The Participant shall be liable for any and all taxes and contributions of any kind required by law to be withheld with respect to the delivery of any shares of Stock under this Agreement.  The Participant agrees that the Participant’s employer may, in its discretion, (a) require the Participant to remit to the Company on the date on which the Participant becomes the owner of shares of Stock under this Agreement cash in an amount sufficient to satisfy all applicable required withholding taxes and social security contributions related to such vesting, (b) deduct from his or her regular salary payroll cash, on a payroll date coincident with or following the date on which the Participant becomes the owner of shares of Stock under this Agreement, in an amount sufficient to satisfy such obligations, or (c) withhold from the total number of shares of Stock the Participant is to receive on a determination date a number of shares that has a total value equal to the amount necessary to satisfy any and all such withholding tax obligations.

10.                                 Distribution of Stock

Subject to Section 8, as soon as administratively practicable after the time the Participant becomes entitled to receive shares of Stock, if any, under this Agreement, (but in no event later than the time periods described in Sections 3(a) through 3(h), as the case may be) the Company shall cause the Participant to be the record owner of such shares of Stock.

11.                                 Incorporation of the Plan

The Plan, as it exists on the date of this Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Performance Share Units and this Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.

12.                                 Electronic Delivery

The Company may, in its sole discretion, deliver any documents related to the Performance Share Units and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or to request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

13.                                 Nature of Grant

The Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Performance Share Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Shares Units, or benefits in lieu of Performance Shares Units, even if Performance Shares Units have been granted repeatedly in the past; (c) all decisions with respect to future Performance Shares Unit grants, if any, will be at the sole discretion of the Company; (d) participation in the Plan is voluntary; (e) the Performance Shares Units are not a part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty; and (g) in consideration of the grant of Performance Shares Units, no claim or entitlement to compensation or damages shall arise from termination of the Performance Shares Units or diminution in value of the Performance Shares Units or shares received upon vesting including (without limitation) any claim or entitlement resulting from termination of the Participant’s Continuous Service by the Company or a Subsidiary or Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant hereby releases the Company and its Subsidiaries and Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim.

14.                                 Data Privacy

The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company and its Subsidiaries and Affiliates, namely priceline.com (located in the United States of America), priceline.com International Limited (located in the United Kingdom), Booking.com Ltd. (located in the United Kingdom), and Booking.com B.V. (located in The Netherlands) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant hereby understands that the Company and its Subsidiaries and Affiliates hold (but only process or transfer to the extent required or permitted by local law) the following personal information about the Participant: the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Performance Share Units or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including Computershare Limited (located in the United States of America), Mellon Investor Services (located in the United States of America), and Morgan Stanley (located in the United States of America), that these recipients may be located in the Participant’s country or elsewhere (including countries outside of the European Union such as the United States of America), and that the recipient’s country may have different

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

data privacy laws and protections than the Participant’s country.  The Participant hereby understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon vesting of the Performance Share Unit.  The Participant hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan and in accordance with local law.  The Participant hereby understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant hereby understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant hereby understands that the Participant may contact the Participant’s local human resources representative.

15.                                 Miscellaneous

(a)                                  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees.  The Company shall assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement.  Notwithstanding the foregoing, this Agreement may not be assigned by the Participant.

(b)                                 The Participant acknowledges that the Company intends for the information contained in Sections 1(b) and 1(d) hereof to remain confidential.  Notwithstanding any other provision hereof, the Participant’s entitlement to any award or payment hereunder is contingent upon the Participant maintaining the confidentiality of the information contained in Sections 1(b) and 1(d).  The Participant agrees that he or she shall not disclose or cause the disclosure of such information and shall hold such information confidential.

(c)                                  No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced; provided, however, that, notwithstanding any other provision of this Agreement or the Plan to the contrary, the parties shall in good faith amend this Agreement to the limited extent necessary to comply with the requirements under Section 409A of the U.S. Internal Revenue Code of 1986, as amended, in order to ensure that any amounts paid or payable hereunder are not subject to the additional 20% income tax thereunder while maintaining to the maximum extent practicable the original intent of this Agreement.

(d)                                 This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(e)                                  The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(f)                                    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(g)                                 The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

(h)                                 All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice.  Notices to the Company shall be addressed to its principal office, attention of the Company’s General Counsel.

(i)                                     The Plan and this Agreement constitute the entire Agreement and understanding between the parties with respect to the matters described herein and supersede all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

(j)                                     This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of Delaware without reference to principles of conflict of laws.

(k)                                  The Company represents and warrants that it is duly authorized by its Board and/or the Committee (and by any other person or body whose authorization is required) to enter into this Agreement, that there is no agreement or other legal restriction which would prevent it from entering into, and carrying out its obligations under, this Agreement, and that the officer signing this Agreement is duly authorized and empowered to sign this Agreement on behalf of the Company.

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRICELINE.COM INCORPORATED

Jeffery Boyd
Chief Executive Officer

ACCEPTANCE OF AGREEMENT

The undersigned hereby (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this Agreement, and represents that he or she is familiar with and understands all provisions of the Plan and this Agreement, (b) accepts the Performance Share Units granted hereunder, and (c) explicitly consents to the transfer of Data outside of the European Economic Area in accordance with the terms set forth in Section 14 hereof.

Date:	Participant:

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Appendix A1

To determine the Cumulative Adjusted EBITDA and Cumulative Adjusted Gross Bookings that must be used to calculate the Applicable Vesting Factor for payments made pursuant to Section 3(d) of the Agreement, the Adjusted EBITDA and the Adjusted Gross Bookings as of the date on which the Participant’s Continuous Service terminates must be adjusted as follows:

                                                The Cumulative Adjusted EBITDA shall be the quotient of (i) the actual Adjusted EBITDA through the end of the most recently completed month prior to the Participant’s termination, divided by (ii) a fraction, the numerator of which is the lesser of 36 and the number of full months completed since January 1, 2008 as of the Participant’s termination, and the denominator of which is 36.

                                                The Cumulative Adjusted Gross Bookings shall be the quotient of (i) the actual Adjusted Gross Bookings through the end of the most recently completed month prior to the Participant’s termination, divided by (ii) a fraction, the numerator of which is the lesser of 36 and the number of full months completed since January 1, 2008 as of the Participant’s termination, and the denominator of which is 36.

Appendix A2

To determine the Cumulative Adjusted EBITDA and Cumulative Adjusted Gross Bookings that must be used to calculate the Applicable Vesting Factor for payments made pursuant to Section 3(f) of the Agreement, the Adjusted EBITDA and the Adjusted Gross Bookings as of the Six-Month Date must be adjusted as follows:

                                                The Cumulative Adjusted EBITDA shall be the quotient of (i) the actual Adjusted EBITDA through the end of the most recently completed month prior to the Six-Month Date, divided by (ii) a fraction, the numerator of which is the lesser of 36 and the number of full months completed since January 1, 2008 as of the Six-Month Date, and the denominator of which is 36.

                                                The Cumulative Adjusted Gross Bookings shall be the quotient of (i) the actual Adjusted Gross Bookings through the end of the most recently completed month prior to the Six-Month Date, divided by (ii) a fraction, the numerator of which is the lesser of 36 and the number of full months completed since January 1, 2008 as of the Six-Month Date, and the denominator of which is 36.

Appendix A3

To determine the Cumulative Adjusted EBITDA and Cumulative Adjusted Gross Bookings that must be used to calculate the Applicable Vesting Factor for payments made pursuant to Section 3(h) of the Agreement, the Adjusted EBITDA and the Adjusted Gross Bookings as of the effective date of the Change in Control must be adjusted as follows:

                                                The Cumulative Adjusted EBITDA shall be the quotient of (i) the actual Adjusted EBITDA through the end of the most recently completed month prior to the effective date

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

of the Change in Control, divided by (ii) a fraction, the numerator of which is the lesser of 36 and the number of full months completed since January 1, 2008 as of the effective date of the Change in Control, and the denominator of which is 36.

The Cumulative Adjusted Gross Bookings shall be the quotient of (i) the actual Adjusted Gross Bookings through the end of the most recently completed month prior to the effective date of the Change in Control, divided by (ii) a fraction, the numerator of which is the lesser of 36 and the number of full months completed since January 1, 2008 as of the effective date of the Change in Control, and the denominator of which is 36.

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

EXAMPLES

[***]

[***] = CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION; REDACTED PORTION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.